UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2010

SPRINT NEXTEL CORPORATION
(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-0965

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Short-Term Incentive Compensation Plan

This current  report on Form 8-K/A updates  information  provided on a Form 8-K, dated March 3, 2010,  in which Sprint  Nextel  Corporation  (the "Company") reported that the Compensation  Committee  of the  Board of  Directors of the Company established the first-half performance objectives and other terms of the Company's 2009 Short-Term Incentive Plan for officers and other eligible employees of the Company (the "2010 STI Plan").

On July 6, 2010, the Compensation Committee set the following specified performance objectives of the 2010 STI Plan for the second half of the year: adjusted OIBDA (operating income before depreciation and amortization) is weighted at 20%; a measure of retention of our post-paid wireless subscribers, which we refer to as post-paid churn, is weighted at 20%; net service revenue (operating revenue less equipment revenue), is weighted at 40%; and our subscribers on Clearwire’s 4G network, which we call 4G subscribers, is weighted at 20%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION

Date: July 8, 2010		/s/ Timothy O'Grady
	By:	Timothy O’Grady
Assistant Secretary